Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, July 27, 2021	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2021 Second Quarter Financial Results

HONOLULU — July 27, 2021 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2021.

Second Quarter 2021 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Loss	$(6.2)M	$100.7M	$(73.8)M	$100.9M
Diluted EPS	$(0.12)	$2.21	$(1.44)	$2.37
Pre-tax Margin	(2.0)%	+252.2 pts.	(22.9)%	+361.0 pts.

"We made meaningful strides toward recovery during the second quarter, propelled by continued strong demand on our US mainland routes," said Peter Ingram, Hawaiian Airlines President and CEO. "It is encouraging to see how far we've come and I am optimistic about our continued recovery. My immense appreciation goes out to our team, who continues to embrace our purpose, in spite of the challenges facing them."

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Second Quarter 2021

Financial Results

For the second quarter of 2021, the Company reported a net loss of $6.2 million, and an adjusted net loss of $73.8 million.

The Company reported total revenue of $410.8 million, down 42% compared to the second quarter of 2019, on 30% lower capacity.

The Company reported total operating expenses of $392.3 million, and operating expenses excluding non-recurring items of $478.4 million, down 23% compared to the second quarter of 2019.

Routes and Network

The State of Hawai‘i made several positive changes to its Safe Travels program in the second quarter of 2021, including:

•Beginning May 11, 2021, travelers who were fully vaccinated in Hawaiʻi and had proof of vaccination were permitted to bypass COVID-19 testing and quarantine restrictions when traveling within the Hawaiian islands.
•Beginning June 15, 2021, all travel restrictions were removed for travel within the Hawaiian islands, and travelers who were fully vaccinated in Hawaiʻi were permitted to bypass COVID-19 testing and quarantine restrictions with proof of vaccination when traveling into the state.
•Beginning July 8, 2021, all domestic travelers who were fully vaccinated in the U.S. were permitted to bypass COVID-19 testing and quarantine restrictions with proof of vaccination when traveling into the state.
•The State of Hawaiʻi announced that the Safe Travel Program will end when 70% of the state's residents are fully vaccinated.

In the second quarter of 2021, the Company continued to rebuild and expand its network, primarily in North America. In June 2021, Hawaiian's North America traffic exceeded June 2019 levels. During the second quarter of 2021, the Company operated at an average of 70% of its 2019 second quarter system capacity, comprised of 97%, 57% and 11% capacity on its North America, Neighbor Island and International routes, respectively.

In April 2021, the Company launched twice weekly service between Honolulu's Daniel K. Inouye International Airport (HNL) and Austin-Bergstrom International Airport (AUS), and expanded this service to three-times-weekly for the summer of 2021.

In May 2021, the Company launched four-times-weekly seasonal service through August 15, 2021 between Kahului, Maui (OGG) and Phoenix Sky Harbor International Airport (PHX).

In June 2021, the Company announced the resumption of its Tahiti service following the launch of a pre-travel testing program between Hawaiʻi and French Polynesia that allows for quarantine-free travel between the two archipelagos. As part of the program, travelers inbound to Hawai‘i will need to provide proof of a negative test result from a State-approved testing partner, while travelers outbound to Tahiti will need to provide proof of vaccination and have fulfilled the government of Tahiti's COVID-19 entry requirements prior to travel. Beginning August 7, 2021, the Company will reinstate its nonstop once-weekly service between Honolulu’s Daniel K. Inouye International Airport (HNL) and Tahiti’s Fa'a'ā International Airport (PPT).

Liquidity and Capital Resources

As of June 30, 2021, the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $2.2 billion, up $304 million from March 31, 2021
•Outstanding debt and finance lease obligations of $2.2 billion, up $22 million from March 31, 2021
•Air traffic liability of $823 million, up $136 million from March 31, 2021

The Company further enhanced its liquidity position during the second quarter of 2021 with $173.4 million in grants and $31.4 million in loans pursuant to the Payroll Support Program Extension Agreement (the "PSP Extension Agreement") and Payroll Support Program 3 Agreement with the U.S. Department of the Treasury.

As of June 30, 2021, the Company had $2.4 billion in liquidity, including the undrawn portion of its $235 million revolving credit facility.

Guest Experience

In June 2021, the Company announced a partnership with Boyd Gaming Corporation that will allow members to earn greater benefits and rewards with Boyd Gaming’s award-winning B Connected player loyalty program and the HawaiianMiles program. Boyd Gaming and Hawaiian Airlines loyalty members will enjoy reciprocal earning and redemption benefits, providing the Company's customers with greater access to B Connected’s selection of rewards tiers, exclusive player benefits and entertainment experiences, as well as more ways to earn and use HawaiianMiles.

As of July 15, 2021, the Company restored its full cabin meal and beverage service, while maintaining safety standards for its guests and guest-facing team members.

The Company continues its enhanced cleaning procedures and guest-facing protocols to minimize the risk of transmission of COVID-19. Understanding that health and safety are still critical concerns for our guests, the Company will continue to focus on protective measures such as:
•Frequent cleaning and disinfecting of counters and self-service check-in kiosks in airports.
•Ensuring hand sanitizers are readily available for guests at airports it serves.
•Requiring guests and guest-facing employees to wear face masks or coverings, with guests required to wear masks from check-in to deplaning (except when eating or drinking on board).
•Performing enhanced aircraft cleaning between flights and during overnight parking.

Environmental, Social and Corporate Governance

In July 2021, the Company published its 2021 Corporate Kuleana Report reinforcing its commitment to sustainability and outlining its progress advancing various environmental, social and governance (ESG) initiatives. A link to the report can be found through the Investor Relations, Corporate Responsibility section of Hawaiian’s website.

Addressing climate change remains one of the Company's key ESG priorities. The Company has committed to achieving net-zero carbon emissions by 2050 through ongoing fleet investments, more efficient flying, carbon offsets, industry advocacy for air traffic control reform and development of sustainable aviation fuel supply. Starting this year, the Company has pledged to offset emissions from international flights above 2019 levels, in accordance with the International Civil Aviation Organization’s Carbon Offsetting and Reduction Scheme for International Aviation (CORSIA).

In 2020, the Company decreased Available Seat Miles (ASMs) by 63.3 percent and Revenue Passenger Miles (RPMs) by 74.3 percent compared to 2019. The Company's CO2 greenhouse gas emissions (GHG) dropped commensurately by 60.7 percent. After adjusting its fuel consumption figures to remove cargo-only flying, the Company reduced CO2 emissions intensity per ASM year-over-year by 2.1%.

The Company also defined steps it is taking to foster diversity and inclusion. Evidence-based processes to minimize bias in hiring and promotional practices across the Company have contributed to team diversity, with approximately 78% of Hawaiian's active workforce identifying as diverse based on ethnicity and 44% based on gender.

Third Quarter 2021 Outlook

The Company expects to continue to rebuild its network in the third quarter, driven primarily by North America and Neighbor Island flying, as the timing of International demand recovery remains uncertain. The Company expects improvement in total revenue, with continued strength in North America demand, and steady improvement in Neighbor Island. The Company expects an increase in operating expenses, excluding non-recurring items, primarily driven by the increase in capacity as compared to the second quarter, higher fuel price, higher airport rates, and costs related to preparing for the resumption of more significant international flying.

The table below summarizes the Company's expectations for the third quarter ending September 30, 2021, expressed as an expected percentage change compared to the results for the quarter ended September 30, 2019, as applicable.

Item	Third Quarter 2021 Guidance	GAAP Equivalent	GAAP Third Quarter 2021 Guidance
ASMs	Down 20 to 23%
Total Revenue	Down 28 to 33%
Operating Expenses, excluding non-recurring items (a)	Down 10 to 14%	Operating Expenses (a)	Down 22 to 26%
Interest Expense	$30 million
Adjusted EBITDA (b)	$(20) million to $20 million
Effective Tax Rate	~21%
Fuel Price per Gallon (c)	$2.04

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding non-recurring items.
(b) The Company is not providing a reconciliation of adjusted EBITDA to GAAP net income, the most directly comparable GAAP measure, as it is unable, without unreasonable efforts, to calculate certain special and non-recurring charges, which could have a significant impact on the GAAP measure.
(c) Fuel Price per Gallon estimates are based on the July 23, 2021 fuel forward curve.

Statistical information, as well as a reconciliation of certain non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly results conference call is scheduled to begin today (July 27, 2021) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 17 years (2004-2020) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 92nd year of continuous service, Hawaiian is Hawai‘i's biggest and longest-serving airline. Hawaiian offers approximately 130 flights within the Hawaiian Islands, 64 daily nonstop flights between Hawai‘i and 16 U.S. gateway cities – more than any other airline – as well as once-weekly service connecting Honolulu and Tahiti. As a result of the COVID-19 pandemic, Hawaiian is operating an adjusted flight schedule between Hawai‘i and Japan and Korea, and has temporarily suspended service in Australia, New Zealand and American Samoa.
The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s recovery from the COVID-19 pandemic, including the timing to rebuild its business; route schedules; the outcome of the Company's partnership with Boyd Gaming Corporation, the Company’s continued focus on effective cleaning, sanitization and safety efforts; the Company's ESG commitments, the Company’s expectations related to rebuilding its network and improvement in revenue in the third quarter of 2021, including the expected strength of the North America market; expectations related to the recovery of our international routes; the Company’s expectations regarding the increase in operating expenses, excluding non-recurring items, driven by the increase in capacity in the third quarter of 2021; the Company’s outlook for the third quarter of 2021, including expectations regarding ASMs, total revenue, operating expense, interest expense, adjusted EBITDA, effective tax rate, capital expenditures and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,			Six months ended June 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$356,271	$29,762	1,097.1%	$493,740	$533,231	(7.4)%
Other	54,510	30,242	80.2%	99,258	85,917	15.5%
Total	410,781	60,004	584.6%	592,998	619,148	(4.2)%
Operating Expenses:
Wages and benefits	170,858	141,889	20.4%	330,937	330,143	0.2%
Aircraft fuel, including taxes and delivery	83,840	7,003	1,097.2%	131,576	120,481	9.2%
Maintenance, materials and repairs	37,083	13,994	165.0%	71,335	74,403	(4.1)%
Aircraft and passenger servicing	25,730	3,036	747.5%	42,981	41,319	4.0%
Depreciation and amortization	35,113	39,333	(10.7)%	70,469	78,782	(10.6)%
Commissions and other selling	17,270	2,927	490.0%	28,679	29,643	(3.3)%
Aircraft rent	27,679	23,886	15.9%	57,520	50,890	13.0%
Other rentals and landing fees	27,339	13,677	99.9%	47,007	43,443	8.2%
Purchased services	23,771	19,887	19.5%	47,868	54,128	(11.6)%
Special items	8,983	34,014	(73.6)%	8,983	160,918	(94.4)%
Government grant recognition	(95,119)	(111,560)	(14.7)%	(242,389)	(111,560)	117.3%
Other	29,759	20,882	42.5%	52,721	63,618	(17.1)%
Total	392,306	208,968	87.7%	647,687	936,208	(30.8)%
Operating Income (Loss)	18,475	(148,964)	(112.4)%	(54,689)	(317,060)	(82.8)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(30,315)	(8,221)		(54,008)	(15,016)
Interest income	1,345	2,766		2,594	5,786
Capitalized interest	776	921		1,460	1,752
Gains (losses) on fuel derivatives	—	(184)		217	(6,636)
Loss on extinguishment of debt	—	—		(3,994)	—
Other components of net periodic benefit cost	981	387		1,962	725
Other, net	444	774		21,340	2,740
Total	(26,769)	(3,557)		(30,429)	(10,649)
Loss Before Income Taxes	(8,294)	(152,521)		(85,118)	(327,709)
Income tax benefit	(2,117)	(45,617)		(18,250)	(76,433)
Net Loss	$(6,177)	$(106,904)		$(66,868)	$(251,276)
Net Loss Per Share
Basic	$(0.12)	$(2.33)		$(1.33)	$(5.47)
Diluted	$(0.12)	$(2.33)		$(1.33)	$(5.47)
Weighted Average Number of Common Stock Shares Outstanding:
Basic	51,156	45,971		50,319	45,969
Diluted	51,156	45,971		50,319	45,969

Hawaiian Holdings, Inc.
Consolidated Balance Sheet (unaudited)

	June 30, 2021 (unaudited)	December 31, 2020
	(in thousands, except shares)
ASSETS
Current Assets:
Cash and cash equivalents	$1,248,480	$509,639
Restricted cash	31,820	—
Short-term investments	933,099	354,782
Accounts receivable, net	63,829	67,527
Income taxes receivable	94,508	95,002
Spare parts and supplies, net	35,439	35,442
Prepaid expenses and other	74,893	56,086
Total	2,482,068	1,118,478
Property and equipment, less accumulated depreciation and amortization of $963,989 and $894,519 as of June 30, 2021 and December 31, 2020, respectively	2,001,829	2,085,030
Other Assets:
Assets held for sale	29,542	—
Operating lease right-of-use assets	582,040	627,359
Long-term prepayments and other	107,157	133,663
Intangible assets, net	13,500	13,500
Total Assets	$5,216,136	$3,978,030
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$109,058	$112,002
Air traffic liability and current frequent flyer deferred revenue	823,074	533,702
Other accrued liabilities	256,342	140,081
Current maturities of long-term debt, less discount	141,536	115,019
Current maturities of finance lease obligations	24,004	21,290
Current maturities of operating leases	82,574	82,454
Total	1,436,588	1,004,548
Long-Term Debt	1,887,541	1,034,805
Other Liabilities and Deferred Credits:
Noncurrent finance lease obligations	112,932	120,618
Noncurrent operating leases	461,822	503,376
Accumulated pension and other post-retirement benefit obligations	211,976	217,737
Other liabilities and deferred credits	83,022	78,908
Noncurrent frequent flyer deferred revenue	212,326	201,239
Deferred tax liability, net	199,455	216,642
Total	1,281,533	1,338,520
Commitments and Contingencies
Shareholders’ Equity:
Special preferred stock, $0.01 par value per share, three shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value per share, 51,207,816 and 48,145,093 shares outstanding as of June 30, 2021 and December 31, 2020, respectively	512	481
Capital in excess of par value	265,654	188,593
Accumulated income	458,742	525,610
Accumulated other comprehensive loss, net	(114,434)	(114,527)
Total	610,474	600,157
Total Liabilities and Shareholders’ Equity	$5,216,136	$3,978,030

Hawaiian Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Six months ended June 30,
	2021	2020
	(in thousands)
Net cash provided by Operating Activities	$417,277	$3,458
Cash flows from Investing Activities:
Additions to property and equipment, including pre-delivery payments	(17,886)	(93,956)
Proceeds from the disposition of aircraft related equipment	117	—
Purchases of investments	(862,001)	(64,215)
Sales of investments	280,007	143,679
Net cash used in investing activities	(599,763)	(14,492)
Cash flows from Financing Activities:
Proceeds from the issuance of common stock	68,132	—
Long-term borrowings	1,251,705	283,964
Repayments of long-term debt and finance lease obligations	(342,151)	(39,129)
Dividend payments	—	(5,514)
Debt issuance costs	(24,664)	—
Repurchases of common stock	—	(7,510)
Payment for taxes withheld for stock compensation	(1,712)	(1,313)
Other	1,837	—
Net cash provided by financing activities	953,147	230,498
Net increase in cash and cash equivalents	770,661	219,464
Cash, cash equivalents, and restricted cash - Beginning of Period	509,639	373,056
Cash, cash equivalents, and restricted cash - End of Period	$1,280,300	$592,520

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended June 30,						Six months ended June 30,
	2021		2020			% Change	2021		2020			% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	1,723		182			846.7%	2,456		2,542			(3.4)%
Revenue passenger miles (RPM)	2,764,719		95,084			2,807.7%	3,818,847		3,806,558			0.3%
Available seat miles (ASM)	3,546,316		409,490			766.0%	6,012,358		5,384,460			11.7%
Passenger revenue per RPM (Yield)	12.89	¢	31.30	¢		(58.8)%	12.93	¢	14.01	¢		(7.7)%
Passenger load factor (RPM/ASM)	78.0%		23.2%		54.8	pts.	63.5%		70.7%		(7.2)	pts.
Passenger revenue per ASM (PRASM)	10.05	¢	7.27	¢		38.2%	8.21	¢	9.90	¢		(17.1)%
Total Operations (a) :
Revenue passengers flown	1,730		182			850.5%	2,466		2,544			(3.1)%
Revenue passenger miles (RPM)	2,789,129		95,084			2,833.3%	3,851,446		3,809,858			1.1%
Available seat miles (ASM)	3,586,928		409,490			776.0%	6,068,574		5,389,019			12.6%
Operating revenue per ASM (RASM)	11.45	¢	14.65	¢		(21.8)%	9.77	¢	11.49	¢		(15.0)%
Operating cost per ASM (CASM)	10.94	¢	51.03	¢		(78.6)%	10.67	¢	17.37	¢		(38.6)%
CASM excluding aircraft fuel and non-recurring items (b)	11.00	¢	68.26	¢		(83.9)%	12.35	¢	14.22	¢		(13.2)%
Aircraft fuel expense per ASM (c)	2.34	¢	1.70	¢		37.6%	2.17	¢	2.23	¢		(2.7)%
Revenue block hours operated	39,250		6,496			504.2%	66,245		59,355			11.6%
Gallons of jet fuel consumed	44,442		7,759			472.8%	74,388		71,580			3.9%
Average cost per gallon of jet fuel (actual) (c)	$1.89		$0.90			110.0%	$1.77		$1.68			5.4%
Economic fuel cost per gallon (c)(d)	$1.89		$1.26			50.0%	$1.77		$1.76			0.6%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement.
(b)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c)    Includes applicable taxes and fees.
(d)    See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended June 30,			Six months ended June 30,
	2021	2020	% Change	2021	2020	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$83,840	$7,003	1,097.2%	$131,576	$120,481	9.2%
Realized losses on settlement of fuel derivative contracts	—	2,751	(100.0)%	165	5,837	(97.2)%
Economic fuel expense	$83,840	$9,754	759.5%	$131,741	$126,318	4.3%
Fuel gallons consumed	44,442	7,759	472.8%	74,388	71,580	3.9%
Economic fuel costs per gallon	$1.89	$1.26	50.0%	$1.77	$1.76	0.6%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income (loss), operating expenses, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM, EBITDA, and pre-tax margin. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•During the three and six months ended June 30, 2020, the effective tax rate included a tax benefit of $9.2 million and $23.4 million, respectively, resulting from the rate differential between the prevailing tax rate of 21% during the years that generated net operating losses and the previous tax rate of 35% that was in effect during the years to which net operating losses were carried back as a result of the enactment of the Coronavirus Aid Relief and Economic Security (CARES) Act.

•During the three and six months ended June 30, 2020, the Company recognized $111.6 million in contra-expense related to grant proceeds under the PSP Extension Agreement. During the three and six months ended June 30, 2021, the Company recognized $95.1 million and $245.2 million, respectively in contra-expense related to grant proceeds under the PSP Extension Agreement. The grant proceeds were recognized in proportion to estimated wages and benefits expense over the period the PSP Extension Agreement covers. The Company expects to fully recognize the remaining grant proceeds by the end of the third quarter 2021.

•Loss on extinguishment of debt is excluded to allow investors to better analyze our core operational performance and more readily compare our results to other airlines in the periods presented below.

•Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.
•The Company recorded the following as special items:

◦During the three months ended March 31, 2020, a charge of $20.2 million was recorded for the ratification of a collective bargaining agreement with the Association of Flight Attendants in April 2020 (related to service prior to January 1, 2020).
◦During the three months ended March 31, 2020, a special charge of $106.7 million was recorded for goodwill impairment resulting from the decline in the market value of the Company's equity (i.e., share price), and the Company's inability to support the carrying value of goodwill on its financial statements.

◦During the three months ended June 30, 2021, a special charge of $9.0 million was recorded for the termination of the Company’s ‘Ohana by Hawaiian passenger and cargo operations, which operated under a Capacity Purchase Agreement (CPA) with a third party carrier. The charge included $6.4 million related to the write-down of the asset group and $2.6 million related to the early termination of the CPA.

◦During the six months ended June 30, 2020, the Company recorded special items of $34.0 million comprised of the following: (a) an impairment charge of $27.5 million to fair value the Company's ATR-42 and ATR-72 fleets, (b) an impairment charge of $3.4 million to fair value the Company's commercial real estate assets, and (c) an approximately $3.1 million write-off for discontinued software-related projects as a result of the COVID-19 pandemic.

The Company believes that adjusting for the impact of an effective tax rate differential, the recognition of grant proceeds, changes in fair value of fuel and foreign currency derivative contracts, fluctuations in exchange rates on debt instruments denominated in foreign currency, special items and the loss recognized on the extinguishment of debt helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended June 30,				Six months ended June 30,
	2021		2020		2021		2020
	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share	Total	Diluted Net Loss Per Share
	(in thousands, except per share data)
GAAP Net Loss, as reported	$(6,177)	$(0.12)	$(106,904)	$(2.33)	$(66,868)	$(1.33)	$(251,276)	$(5.47)
Adjusted for:
CARES Act carryback of additional NOLs	—	—	(9,238)	(0.20)	—	—	(23,394)	(0.51)
Government grant recognition	(95,119)	(1.86)	(111,560)	(2.43)	(242,389)	(4.82)	(111,560)	(2.43)
Loss on debt extinguishment	—	—	—	—	3,994	0.08	—	—
Changes in fair value of fuel derivative contracts	—	—	(2,567)	(0.06)	(382)	(0.01)	799	0.02
Unrealized (gains) losses on foreign debt	92	—	1,679	0.04	(18,951)	(0.38)	2,422	0.05
Unrealized (gains) losses on non-designated foreign exchange positions	397	0.01	612	0.01	(1,352)	(0.03)	(200)	—
Special items	8,983	0.18	34,014	0.74	8,983	0.18	160,918	3.50
Tax effect of adjustments	17,986	0.35	19,253	0.42	52,520	1.04	13,430	0.29
Adjusted net loss	$(73,838)	$(1.44)	$(174,711)	$(3.81)	$(264,445)	$(5.27)	$(208,861)	$(4.55)

	Three months ended June 30,				Six months ended June 30,
	2021		2020		2021		2020
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
	(in thousands, except margin data)
Loss Before Income Taxes, as reported	$(8,294)	(2.0)%	$(152,521)	(254.2)%	$(85,118)	(14.4)%	$(327,709)	(52.9)%
Adjusted for:
Government grant recognition	(95,119)	(23.2)	(111,560)	(185.9)	(242,389)	(40.8)	(111,560)	(18.0)
Loss on debt extinguishment	—	—	—	—	3,994	0.7	—	—
Changes in fair value of fuel derivative contracts	—	—	(2,567)	(4.3)	(382)	(0.1)	799	0.1
Unrealized (gains) losses on foreign debt	92	—	1,679	2.8	(18,951)	(3.2)	2,422	0.3
Unrealized (gains) losses on non-designated foreign exchange positions	397	0.1	612	1.0	(1,352)	(0.2)	(200)	—
Special items	8,983	2.2	34,014	56.7	8,983	1.5	160,918	26.0
Adjusted Loss Before Income Taxes	$(93,941)	(22.9)%	$(230,343)	(383.9)%	$(335,215)	(56.5)%	$(275,330)	(44.5)%

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended June 30,				Six months ended June 30,
	2021		2020		2021		2020
	(in thousands, except CASM data)
GAAP Operating Expenses	$392,306		$208,968		$647,687		$936,208
Adjusted for:
Government grant recognition	95,119		111,560		242,389		111,560
Special items	(8,983)		(34,014)		(8,983)		(160,918)
Operating Expenses excluding non-recurring items	$478,442		$286,514		$881,093		$886,850
Aircraft fuel, including taxes and delivery	(83,840)		(7,003)		(131,576)		(120,481)
Operating Expenses excluding fuel and non-recurring items	$394,602		$279,511		$749,517		$766,369
Available Seat Miles	3,586,928		409,490		6,068,574		5,389,019
CASM - GAAP	10.94	¢	51.03	¢	10.67	¢	17.37	¢
Aircraft fuel, including taxes and delivery	(2.34)		(1.70)		(2.17)		(2.23)
Government grant recognition	2.65		27.24		3.99		2.07
Special items	(0.25)		(8.31)		(0.14)		(2.99)
CASM excluding fuel and non-recurring items	11.00	¢	68.26	¢	12.35	¢	14.22	¢

Operating Expenses Excluding Non-recurring Items Outlook
The Company excludes non-recurring items from its operating expense outlook for the same reasons as described above.

	Estimated three months ending September 30, 2021
	(in thousands)
GAAP operating expenses	$471,123	-	$496,663
Adjusted for:
Non-recurring items	(78,000)	-	(78,000)
Operating expenses, excluding non-recurring items	$549,123	-	$574,663

Adjusted EBITDA

The Company believes that adjusting earnings for interest, taxes, depreciation and amortization, non-recurring operating expenses (such as changes in unrealized gains and losses on financial instruments) and one-time charges helps investors better analyze the Company's financial performance by allowing for company-to-company and period-over-period comparisons that are unaffected by company-specific or one-time occurrences.

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net Loss	$(6,177)	(106,904)	$(66,868)	(251,276)
Income tax benefit	(2,117)	(45,617)	(18,250)	(76,433)
Depreciation and amortization	35,113	39,333	70,469	78,782
Interest expense and amortization of debt discounts and issuance costs	30,315	8,221	54,008	15,016
EBITDA, as reported	57,134	(104,967)	39,359	(233,911)
Adjusted for:
Government grant recognition	(95,119)	(111,560)	(242,389)	(111,560)
Changes in fair value of fuel derivative instruments	—	(2,567)	(382)	799
Unrealized gain on non-designated foreign exchange positions	397	612	(1,352)	(200)
Unrealized (gains) losses on foreign debt	92	1,679	(18,951)	2,422
Special items	8,983	34,014	8,983	160,918
Loss on extinguishment of debt	—	—	3,994	—
Adjusted EBITDA	$(28,513)	$(182,789)	$(210,738)	$(181,532)